SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): October 23, 2001
                                                         ----------------


                         REFERRAL HOLDINGS CORPORATION
                -------------------------------------------------
               (Exact name of registrant as specified in charter)


         NEVADA                       0-32251                  74-2976026
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(State or other jurisdiction        (Commission             (I.R.S. Employer
of incorporation)                   File Number)            Identification No.)


   111 Congress Avenue, Suite 461, Austin, TX                  78701
   ------------------------------------------              -------------
    (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code (515) 331-8600
                                                          --------------


              12885 N. Research Blvd., Suite 202, Austin, TX 78750
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)




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

Item 2.  Disposition of Assets.

On October 23, 2001 pursuant to a unanimous resolution of the Board of Directors and approved by a majority of the shareholders, Referral Holdings Corporation disposed of substantially all of its assets by selling 100% of the outstanding securities of its wholly owned subsidiary, Referral Finance Corporation, to Glenn A. LaPointe, the CEO and President of Referral Holdings Corporation, in exchange for cash and other valuable consideration. See Exhibit 99.1 - Reorganization Plan and Agreement.


Item 5.  Other Events.
----------------------

Effective October 23, 2001, Roel Covarrubias, previously Executive Vice President and Director of Referral Holdings Corporation, has been appointed to the position(s) of Chief Executive Officer and President of Referral Holdings Corporation, while retaining is position as Director. See Exhibit 99.3 - Appointment of Executive Officer and 99.4 - Acceptance of Appointment.


Item 6.  Resignation of Directors.
----------------------------------

Effective October 23, 2001, Glenn LaPointe has resigned as CEO, President and Director of Referral Holdings Corporaiton. The resignation was voluntary, and not motivated by any material disagreement with the registrant regarding its operatons, policies or practices. See Exhibit 99.2 - Resignation of Glenn LaPointe.


Item 7.  Financial Statements and Exhibits.
-------------------------------------------

Financial Statements:

        None.


Exhibits:

        The following exhibits are filed as part of this Current Report:

    Exhibit No.       Description
    -----------       -----------

      99.1            Agreement and Plan of Reorganization

      99.2            Resignation of Glenn LaPointe

      99.3            Notice of Appointment of Executive Officer

      99.4            Acceptance of Appointment

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     REFERRAL HOLDINGS CORP.


Dated: November 8, 2001               By: /s/ Roel Covarrubias
                                     ------------------------------
                                     Roel Covarrubias
                                     President and Chief Executive Officer